Exhibit 10.1

ASSIGNMENT, ASSUMPTION AND MODIFICATION OF GROUND LEASE

THIS ASSIGNMENT, ASSUMPTION AND MODIFICATION OF GROUND LEASE (the “Assignment”) is made as of the _26__ day of __October__, 2009, by and among JOSEPH I LIMITED PARTNERSHIP, a Pennsylvania limited partnership, having an address of 1510 Bangor Road, Bangor, Pennsylvania 18013 (“Landlord”), EMBASSY BANK FOR THE LEHIGH VALLEY, a Pennsylvania financial institution, having an address of 100 Gateway Drive, Bethlehem, Pennsylvania 18017 (“Assignor”) and POLARIS LOWER NAZ DEVELOPMENT, LLC, a Pennsylvania limited liability company, having an address of 7562 Penn Drive, Suite 100, Allentown, Pennsylvania 18106 (the “Assignee”).

W I T N E S S E T H :

WHEREAS, Landlord and Assignor as Tenant are parties to that certain “Shopping Center Lease” dated March 13, 2009 (the “Ground Lease”) with respect to certain leased Premises located in a Shopping Center at Corriere Road and Route 248, situate partially in Lower Nazareth Township and partially in Palmer Township, Northampton County, Pennsylvania, as more particularly described therein.  A copy of the Ground Lease is attached hereto as Exhibit “A” and incorporated herein by reference; and

WHEREAS, the Premises is a portion of tax parcel K8-10A-5A; and

WHEREAS, the Landlord has secured all zoning, planning, subdivision and other necessary approvals, including without limitation all approvals required pursuant to Section 3.2(e) of the Ground Lease, and will satisfy all conditions thereof to permit the Assignee to secure building permits for the construction of a bank branch office on the Premises (provided Assignee shall be responsible for complying with all permit specific requirements necessary to obtain such building permits); and

WHEREAS, the Ground Lease authorizes Assignor as Tenant to undertake construction of certain Tenant’s Work (the “Tenant’s Improvements”) on the Premises; and

WHEREAS, Assignor wishes to assign the Ground Lease to Assignee, to have Assignee undertake the Tenant’s Work and then to lease back from Assignee (the “Commercial Lease”) the Premises with the Tenant’s Improvements constructed thereon; and

WHEREAS, Section 6.1 of the Ground Lease permits assignment and subleasing of the Ground Lease, and Landlord has consented only to the above-described assignment of the Ground Lease to Assignee and has consented to Assignee’s subleasing the improved Premises to Assignor by the Commercial Lease; and

WHEREAS, in connection with the assignment of the Ground Lease, Landlord and Assignee wish to modify certain of the terms and provisions of the Ground Lease and to memorialize their agreement with respect to such modifications herein.

NOW, THEREFORE, for and in consideration of the premises, the mutual covenants contained herein and intending to be legally bound, the parties hereby agree as follows:

1.     Incorporation of Recitals.   The foregoing Recitals are incorporated herein by reference as a material part hereof.  All terms used but not otherwise defined herein shall have their meanings as set forth in the Ground Lease.

2.     Representations, Covenants and Warranties.   As a material inducement to Assignee to assume the obligations of Assignor as Tenant under the Ground Lease, Landlord and Assignor represent, warrant and covenant to Assignee as follows:

A.    The Ground Lease attached as Exhibit “A” hereto is in full force and effect and has not been modified, assigned, supplemented or further amended, nor are there any other agreements between Landlord and Assignor concerning the Ground Lease or the Premises, whether oral or written.  The Commencement Agreement and the Pad Delivery Notice pursuant to the Ground Lease have not yet been executed and delivered.

B.     Assignor is not in default under the Ground Lease, and to the actual knowledge of Landlord there are no events which have occurred that, with the giving of notice or the passage of time or both, would result in a default by Assignor as Tenant under the Ground Lease.

C.     Assignor has paid all rents and all other sums due (if any) under the Ground Lease current to the date hereof.

D.     There are no uncured defaults on the part of Landlord under the Ground Lease, Assignor has not sent any notice of default under the Ground Lease to Landlord, and there are no events which have occurred that, with the giving of notice or the passage of time or both, would result in a default by Landlord under the Ground Lease, provided however that Landlord covenants and agrees to complete, at Landlord’s sole cost and expense, all Landlord’s Work as set forth on Exhibit “L” of the Lease, upon the following terms, subject to Force Majeure: (i)  Landlord shall Substantially Complete the Building Pad upon the later of thirty (30) days after (a) the complete execution of this Assignment or (b) Landlord’s approval of Tenant’s Plans (including a Geotech Report) and all contingencies set forth in the Ground Lease have been satisfied and/or waived; (ii) Landlord shall Substantially Complete Landlord’s Work, other than the Building Pad, final paving and striping, thirty (30) days after completion of the Building Pad and completion by Tenant of Tenant’s Work; and (iii) Landlord shall complete the final paving and striping within thirty (30) days after request by Tenant, provided that, Landlord and Tenant acknowledge that the final paving and striping cannot be completed from November 1st – April 1st.

E.  The execution and delivery of, and performance by Landlord and Assignor pursuant to, this Assignment will not violate, conflict with or constitute a default under any agreement, order, rule or law by which either party or the Premises is bound, and any and all third party consents required for this Assignment have been obtained in writing.

F.  The person executing this Assignment for each party has the authority to execute and deliver this Assignment on behalf of such party.

G.  This Assignment includes all right, title and interest in and to all studies, agreements, permits, licenses, plans, authorizations and approvals relating to Tenant’s Work and to the occupancy and operation of the Premises (collectively, the “Property Development Approvals”).  All costs associated with the Property Development Approvals have been or will be fully paid and satisfied by Landlord, provided that, per Section 3.2(d) of the Ground Lease  Tenant is responsible to reimburse Landlord, upon the Rent Commencement Date, for any utility, traffic and impact fees incurred up to an amount of $15,000.00.  Notwithstanding the foregoing and anything to the contrary contained in the Ground Lease, Tenant shall be responsible for all costs associated with all studies, agreements, permits, licenses, plans, authorizations and approvals relating to Tenant’s Work.

H.  Landlord shall continue to be bound by and shall fully comply with all Developer obligations pursuant to that certain Land Development Improvements Agreement dated August 15, 2009 (the “Improvements Agreement”) and recorded in the Office of the Northampton County Recorder of Deeds in Book 2009-1, Page 250586, and Landlord shall indemnify, defend and hold Assignee harmless from and against any and all liabilities related thereto.

3.     Assignment.

A.  Assignor hereby assigns, transfers, sets over and conveys to Assignee, all interest as Tenant in and to the Premises under the Ground Lease.  Assignee accepts the foregoing assignment and, except as specifically set forth herein, agrees to assume, fulfill, perform and discharge the obligations and liabilities of Assignor under the Ground Lease hereby assigned and as modified herein, which arise on or after the effective date hereof.

B.  Assignor shall remain liable for performing and discharging all obligations and liabilities relating to the Ground Lease for which it was responsible and which arose prior to the date hereof and shall defend, indemnify and hold Assignee harmless from and against any and all claims or losses arising prior to the effective date hereof relating to Tenant’s obligations under the Ground Lease, including without limitation losses related to reasonable attorney’s fees and expenses incurred to resolve such claims or losses.

C.  Assignor acknowledges that pursuant to Section 6.1(c) of the Ground Lease, this Assignment does not release Assignor from the obligations under the Ground Lease, including, without limitation, the obligation to pay Minimum Rent and Additional Rent and all other amounts which become due under the Ground Lease in the event Assignee fails to do so within any cure period provided in the Lease, if any.  Notwithstanding the foregoing, in the event that Assignor elects not to renew its Commercial Lease with Assignee, Assignor shall be released from its obligations under the Ground Lease arising after the expiration of the then-current term of the Ground Lease.

4.      Modification of Ground Lease.  The parties agree that the Ground Lease shall be modified as follows:

A.  Section 3.1(a) of the Ground Lease is hereby deleted in its entirety and replaced with the foregoing: “The term of this Lease shall be the period specified in Section “1.2” hereof as the “Lease Term”.  The “Rent Commencement Date” of this Lease shall be the earlier of (a) the opening for business or (b) six (6) months after the date when Landlord Substantially Completes the Building Pad and Landlord has Substantially Completed all other site work set forth on Exhibit “L”, except for the final paving and striping, by the end of such six (6) month period, unless Landlord is prevented by Tenant’s failure to deliver Tenant’s Plans (including the Geotech Report) by September 1, 2009 and/or Tenant’s failure to complete Tenant’s Work as set forth on Exhibit “T”, in which event Tenant shall commence paying rent on the date which is six (6) months after the date of this Assignment notwithstanding that Landlord’s Work and/or Tenant’s Work are not completed and/or Tenant has not opened for business.  Landlord will complete Landlord’s Work promptly when Tenant has completed such work to enable Landlord to complete its work.  If Landlord has not Substantially Completed the Building Pad and all other site work set forth on Exhibit “L”, except for the final paving and striping, by the end of such six (6) month period, not due to Tenant’s fault, the Rent Commencement Date, shall be extended until Landlord has Substantially Completed said Work.  If Tenant’s Building is not completed by the Rent Commencement Date, Tenant shall commence paying Rent and all other charges subject to the provisions of this Section 3.1(a) and the failure to have the Building completed shall not be an Event of Default, unless Tenant’s Building is not completed by the date provided in Section 3.3(a) below”.

B.  Section 3.2(b)(1) of the Ground Lease is hereby modified to provide that the Target Date for Landlord’s Substantial Completion of the Building Pad shall be the later of thirty (30) days after (a) the complete execution of this Assignment or (b) the later of (i) Landlord’s approval of Tenant’s Plans (including a Geotech Report) and  (ii) all contingencies set forth in the Ground Lease have been satisfied and/or waived.

C.  Section 3.3(a) of the Ground Lease is hereby modified to provide that Tenant is obligated to perform only Tenant’s Work as set forth in Exhibit “T” and all other work required by Tenant under Section 3.3 of the Lease, including but not limited to all work required in connection with the drive-thru lanes, except for the gravel sub-base and paving related to the drive-thru lanes which Landlord is responsible to complete.

D.  The first sentence of Section 3.3(c) of the Ground Lease is modified to read, “The Building and all improvements and all leasehold repairs, alterations, additions at any time made by the Tenant at and/or to the Premises or attached to or used in connection with the Premises (all hereinafter collectively called the “Tenant’s Improvements”) shall be the property of the Tenant during the Term of this Lease and any extension of renewal of this Lease, but shall be deemed to be the property of the Landlord upon the expiration or sooner termination of this Lease.”  Tenant shall not be permitted to remove or demolish the Tenant’s Improvements without the prior written consent of the Landlord.  Notwithstanding anything to the contrary contained in the Ground Lease, Landlord shall not have the right to require Assignee to remove any of the Tenant’s Improvements.  Any and all transfer taxes which may become due and owing by virtue of the Tenant’s Improvements becoming the property of Landlord upon termination of the Ground Lease, shall be paid solely by Landlord.  The definition of the “Premises” leased from Landlord shall not include improvements constructed by Tenant because Tenant’s Improvements shall be owned by Tenant during the Term of the Lease and any extension or renewal thereof.

E.  Section 3.3(e) of the Ground Lease is hereby modified to provide that the Tenant shall prepare the Plans within thirty (30) days after the execution of this Assignment, and that the Plans shall be deemed approved by Landlord if Landlord does not advise Tenant of any objections to the Plans within five (5) business days after receipt of such Plans.  Notwithstanding the foregoing or anything to the contrary contained in the Ground Lease, Tenant shall deliver the Plans, including but not limited to a Geotech Report, to Landlord no later than September 1, 2009.  The parties have agreed that the Tenant’s Building Plans as attached hereto as Exhibit “B” and Landlord’s Site Plans as attached hereto as Exhibit “C” are approved.

F.  Section 3.5(a) of the Ground Lease is hereby modified to provide that Tenant shall have sixty (60) days following the date of Landlord’s approval of the Plans in which to obtain a building permit.

G.  Section 3.5 of the Ground Lease is hereby amended by adding thereto a new subsection (g) as follows:

“(g)  Recordation of Landlord’s land development plan for the Shopping Center and satisfaction by Landlord of all conditions and requirements thereof, including without limitation the posting of all security.”

H.  Section 3.5 of the Ground Lease is further modified to provide that the deadline for satisfaction of the contingencies (except 3.5(e) which shall be satisfied upon Landlord’s delivery of the Building Pad and completion of remediation in compliance with the requirements set forth below) shall be September 11, 2009 for (i) recordation of the Improvements Agreement and the Plan (including the posting of all required security in connection therewith) and (ii) acceptable soil conditions to be verified by Tenant.  The date “June 1, 2009” appearing in the last paragraph of Section 3.5 of the Ground Lease is hereby deleted, and the date, “September 11, 2009” is hereby substituted therefor.  Notwithstanding the foregoing, Landlord acknowledges receipt from Assignee of that certain Geotechnical Engineering Report dated August 19, 2009 by Geo-Technology Associates, Inc. (the “Geotech Report”) which revealed unsuitable soils located on the site of the Building Pad.  Landlord shall, by the date set forth herein for Substantial Completion of the Building Pad, and at Landlord’s sole cost and expense, complete all remediation as recommended by the Geotech Report and shall provide Assignee with a copy of a written report prepared by a Geotechnical Engineer reasonably satisfactory to Assignee, confirming that the remediation has been fully and properly performed in accordance with the recommendations of the Geotech Report and that the Building Pad is acceptable for the construction of Tenant’s Building.

I.   Section 6.1(d) of the Ground Lease is hereby modified to provide that Assignee shall be entitled to the same rights and notices as Tenant pursuant to Section 6.1(d).

J.   Section 8.1(b) of the Ground Lease is hereby modified to provide that the minimum limits of liability of the insurance required to be maintained by Tenant thereunder shall be Two Million Dollars ($2,000,000.00), level limits for bodily injury (or death) and property damage per occurrence.  During the construction of Tenant’s Building, Assignee agrees to require the general contractor to add Landlord as an additional insured to the general contractor’s builder’s risk policy.

K.  Section 10.1(a) of the Ground Lease is hereby modified to delete the reference to, “including flood and earthquake,” and to delete the sentence which reads, “Tenant shall also obtain rental interruption insurance for the benefit of the Landlord.”

L.  Section 10.1(b) of the Ground Lease is hereby modified to delete the reference to three (3) days written notice and to substitute therefor, “seven (7) days written notice.”

M. Section 14.1(c) of the Ground Lease is hereby modified to require that any obligation of Tenant to pay in advance the entire amount of the Minimum Rent and estimated Additional Rent for the balance of the Lease Term shall be discounted to its present value.

N.  Section 17.6 of the Ground Lease is hereby modified to provide that all notices intended for Tenant shall be also be addressed to Assignee at the present mailing address of Assignee as set forth in this Assignment, with a copy to Jane P. Long, Esquire, Fitzpatrick Lentz & Bubba, P.C., 4001 Schoolhouse Lane, P.O. Box 219, Center Valley, PA 18034 (or to such other address or addresses as may from time to time hereafter be designated by Assignee by like notice).

O.  Section 20.1 of the Ground Lease is hereby modified to add the following subsections:

(j)  Landlord agrees that the name of the Leasehold Mortgagee(s) may be added to the “Loss Payable Endorsement” of any and all insurance policies required to be carried by Tenant hereunder on condition that the insurance proceeds are to be applied in the manner specified in this Lease and that the Leasehold Mortgage(s) or collateral document shall so provide.

(k)  Tenant’s share of the proceeds of any insurance policies or arising from a condemnation are to be held by any Leasehold Mortgagee(s) and distributed pursuant to the provisions of this Ground Lease.

(l)  The Leasehold Mortgagee(s) shall be given notice of any proceedings between the parties hereto, and shall have the right to intervene therein and be made a party to such proceedings, and the parties hereto do hereby consent to such intervention. In the event that the Leasehold Mortgagee(s) shall not elect to intervene or become a party to such proceedings, the Leasehold Mortgagee(s) shall receive notice of, and a copy of any award or decision made in said proceedings.

(m)  Landlord shall, upon request, execute, acknowledge and deliver to each Leasehold Mortgagee(s), an agreement prepared at the sole cost and expense of Tenant, in form reasonably satisfactory to such Leasehold Mortgagee(s) and Landlord, among Landlord, Tenant and Leasehold Mortgagee(s), reaffirming its consent to all of the provisions of this Article XX and a Landlord’s Release, Waiver and Non-Disturbance Agreement in substantially the form of Exhibit “D” attached hereto.  The term “Mortgage”, whenever used herein, shall include whatever security instruments are used in the locale of the Premises, such as without limitation, deeds of trust, security deeds and conditional deeds, as well as financing statements, security agreements and other documentation required pursuant to the Uniform Commercial Code. The term “Mortgage”, whenever used herein, shall also include any instruments required in connection with a sale-leaseback transaction.

P.  Exhibit “T” is hereby modified as follows:

(i)   Subsection (c) of Exhibit “T” shall read, “Landscaping around the Building or in the Building Perimeter.”  Tenant is responsible for the Landscaping in all areas located from the curbs to the Building; and

(ii)  Subsection (e) of Exhibit “T” is modified to read, “Building signage and Tenant’s panel for monument sign including all electrical connections.”

Q.  Notwithstanding anything to the contrary contained in the Lease, Tenant’s construction and maintenance obligations shall be limited to all construction and maintenance of whatever nature to the Building and within the Building Perimeter as depicted on the Site Plan, including as set forth on Exhibit “T” to the Ground Lease (as modified hereby) and except for installation and construction of the gravel sub-base related to the drive-thru lanes for which Landlord is responsible.

R.  The parties agree to execute and record a Memorandum of Lease Assignment and Assumption, in form and content reasonably satisfactory to the parties, evidencing, among other things, this Assignment and Assignee’s Right of First Refusal with respect to the Premises.

S.  Exhibit “S” currently attached to the Ground Lease is hereby deleted and replaced with Exhibit “S” attached hereto and made a part hereof.

5.     Further Assurances.    The parties agree that they shall reasonably cooperate to provide such documents and information as may be reasonably required by Assignee’s lender relative to the Ground Lease, the Tenant’s construction of the Tenant’s Improvements and the Commercial Lease to Assignor.

6.     Assignment/Binding Effect.    This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Assignee shall have the absolute right to assign its rights hereunder to an affiliated entity owned and/or controlled by Assignee or by related parties to Assignee.

7.     Governing Law.   This Assignment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the conflicts of laws doctrine of such state.

8.     Continuing Effect.   The Ground Lease, as assigned, assumed and modified hereby, shall remain in full force and effect and is hereby ratified by the parties.

[Remainder of page intentionally left blank.  Signature page follows.]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have duly executed this Assignment as of the day and date first above written, each by its duly authorized representative.

WITNESS/ATTEST:	JOSEPH LIMITED PARTNERSHIP
By: Jeanne & Joseph, Inc.,
its general partner

/s/ Anne M. Delaney	By:	/s/ Jeanne Joseph
	Name:	Jeanne Joseph
	Title:	General Partner

EMBASSY BANK FOR THE LEHIGH
VALLEY

/s/ Mary Louise Hardcastle	By:	/s/ David M. Lobach Jr.
	Name:	David M. Lobach Jr.
	Title:	CEO, Chairman

POLARIS LOWER NAZ DEVELOPMENT, LLC

	By:	/s/ James N. Gentile
James N. Gentile, Manager

	By:	/s/ Jessica L. Gentile
Jessica L. Gentile, Manager

CONSENT OF LANDLORD’S MORTGAGEE:
MERCHANT’S BANK

By:
Name:
Title:

EXHIBIT “A”

GROUND LEASE

Incorporated by reference to Exhibit 10.9 of Embassy Bancorp, Inc.'s Form 10-K filed on March 30, 2009.

EXHIBIT “B”

TENANT’S BUILDING PLANS

•	Sheet T-1, A-1.01, A-1.02, A-1.03, A-2.01, A-2.02, A-3.01, A-3.02, A-4.01, A-5.01prepared by Bonsall Shafferman dated 8/28/09 for North Star Construction Management, Inc. and Embassy Bank.
•	Sheet S1.0, S1.1, S2.0, S2.1, S2.2, S3.0 prepared by O’Donnell and Naccarato, Inc. dated 8/28/09 for Bonsall Shafferman and Embassy Bank.
•	Sheet P-1 and P-2 prepared by J.L. Uhrich Company, Inc. dated 6/19/09 for Embassy Bank.
•	Sheet H-1 prepared by Jack Lehr dated 8/28/09 for Embassy Bank.
•	Sheet E1, E2 and SE1 prepared by West Side Hammer Electric dated 8/31/09 for Embassy Bank.

EXHIBIT “C”

LANDLORD’S SITE PLANS

•	Sheets 1 through 13, prepared by Mark G. Hintenlang, P.E. for Joseph I, LP with a revised date of June 13, 2009 marked Final Plan.

EXHIBIT “D”

LANDLORD’S RELEASE, WAIVER AND NON-DISTURBANCE AGREEMENT

THIS AGREEMENT (“Agreement”) is made effective as of the ___ day of _________, 2009, by _________________ (collectively, “Landlord”), in favor of UNIVEST NATIONAL BANK AND TRUST CO. (“Lender”).

BACKGROUND

A.           Landlord is the owner of the entire fee of certain premises located in ______________, __________ County, Pennsylvania, as further described on Exhibit “A” attached hereto (the “Leased Premises”), which Leased Premises are leased by Landlord to ____________________ (“Borrower”) pursuant to the terms of that certain Ground Lease dated ____ day of _________, _______ (the “Lease”).

B.           Borrower desires to assign and mortgage Borrower’s interest in and under the Lease to Lender to secure all present and future obligations of Borrower to Lender (the “Bank Obligations”), and to obtain Landlord’s consent to the grant of such leasehold mortgage and Landlord’s agreement to the additional terms contained herein.

NOW, THEREFORE, for good and valuable consideration and intending to be legally bound hereby, and, upon the request of Lender and Borrower, Landlord hereby agrees as follows:

1.
Premises; Lease.  Landlord represents to Lender that it is the sole legal and beneficial owner of the Leased Premises and the Lease and further represents as follows: (i) the Lease is duly executed, in full force and effect and has not been amended, modified or renewed except as described above; (ii) Borrower is not in default of any of its obligations under the Lease; and (iii) all rent and other payments due from Borrower under the Lease have been paid through the date hereof.

2.
Leasehold Mortgage.  Landlord has been advised that Lender has been granted by Borrower a mortgage lien against and assignment of Borrower’s interest in the Lease and the leasehold estate created thereby, including without limitation, all Borrower’s rights or options to renew or extend the Lease and any right of first refusal or option to purchase the Leased Premises, and Landlord does hereby consent to the execution, delivery and recordation or filing of such leasehold mortgage and assignment and of all renewals, modifications, consolidations, replacements, increases and extensions thereof (the “Leasehold Mortgage”).  To the extent that any other consent to the creation of the Leasehold Mortgage is required, Landlord has obtained the same.

3.
Notices; Right to Cure.  Landlord, upon giving any notice to Borrower under or with respect to the Lease, including, without limitation, any notice of default, shall also give a copy of such notice to Lender.  No notice from Landlord to Borrower shall be effective unless and until such copy is given to Lender.  Lender shall have the right, but shall not be obligated, to cure any defaults by Borrower under the Lease.  Lender shall have the same amount of time after notice to it to effect such cure as Borrower has after notice to it, plus (a) in the case of a default in the payment of rent or additional rent, an additional 5 business days, and (b) in the case of any other default, an additional 30 business days.  Landlord shall accept any such cure by Lender as a cure by Borrower, and shall not terminate the Lease or commence to repossess the Premises without affording Lender such opportunity to cure.

4.
Waiver of Interest in Personal Property.  Landlord hereby waives and releases all right, title, interest, claim and lien which Landlord has or may in the future have in, to or against any inventory, shelving, equipment, machinery, furniture, freezers, refrigerators, display cases and other personal property, and books and records, whether now owned or hereafter acquired by Borrower, and located at any time on the Leased Premises (collectively the “Personal Property”).  The Personal Property shall not be subject to levy, sale on distress or distraint for rent or to any claim, lien or demand of any kind by Landlord.  Landlord represents and warrants to Lender that Landlord has not received notification of any other entity (other than Lender) claiming a security interest in the Personal Property.

5.
Fixtures.  Notwithstanding any term of the Lease or any amendments, modifications, extensions or renewals thereof, or any contrary intent that may be expressed by Borrower, or that may otherwise be implied by law, and regardless of the manner of affixation, the foregoing Personal Property is and shall not be deemed a fixture or part of the real estate, but shall at all times be considered personal property.

6.
Non-Disturbance.  Landlord agrees that so long as all rent and other sums payable by Borrower under the Lease are paid, including payment within any cure period permitted herein or under the Lease and Lender shall have cured or shall promptly commence and diligently pursue curing any other default by Borrower under the Lease which is reasonably capable of cure by Lender, then Landlord shall not terminate the Lease or disturb Borrower’s or Lender’s use and possession thereof and any notice of termination delivered by Landlord in violation of the foregoing shall be null and void.  Landlord understands and agrees that Lender may, during such period as Lender is paying the rent under the Lease, take possession of the Leased Premises and/or commence such proceedings as Lender shall elect to foreclose, acquire and/or sell Borrower’s interest in the Lease subject to the provisions of Paragraph 12 hereof, and that any such action shall not affect Landlord’s agreements contained herein, provided Lender complies with all of the terms and obligations under the Lease after receipt of all notices of default and applicable grace periods.

Upon acquisition of the Borrower’s interest under the Lease, Lender or the other purchaser at foreclosure or assignee of an assignment in lieu of foreclosure shall be the tenant of the Leased Premises under the Lease and shall be accepted by the Landlord as such, provided that it then promptly and diligently cures any outstanding defaults with respect to the Leased Premises which are reasonably capable of cure.  No foreclosure or other actions by Lender against the Borrower shall release or otherwise affect any rights or remedies the Landlord may have against the Borrower under the Lease.

7.
Right to New Lease.  In the event that the Lease shall for any reason, other than failure to pay rent, terminate prior to the expiration of the term thereof, the Landlord shall give Lender written notice of such termination.  Upon written request from Lender within 60 days after the Landlord’s notice the Landlord shall enter into a new lease of the Leased Premises and a recordable notice or memorandum of such new lease (collectively, the “New Lease”) with Lender or its nominee (the “New Tenant”).  Any nominee must be acceptable to Landlord as provided in Paragraph 12 below.  On or before the execution and delivery of the New Lease and as a condition to the Landlord’s obligation to enter into the New Lease, the New Tenant shall (a) pay delinquent rent and additional rent with respect to the Leased Premises as well as any other rent and additional rent with respect to the Leased Premises which would have been due under the Lease but for termination, and (b) perform any unfulfilled obligation of the Borrower under the Lease with respect to the Leased Premises which is reasonably susceptible of being performed by the New Tenant.  The New Lease shall be (x) effective from the date of termination of the Lease, (y) for a term equal to the remainder of the term of the Lease, and (z) at the same rent and upon the same other terms, conditions and agreements as the Lease.  From and after the date of termination of the Lease, the New Lease shall be the Lease for all purposes of this Agreement.  The parties shall act promptly to execute and deliver the New Lease, and time shall be of the essence with respect thereto.

8.	No Modification. The Lease may not be modified, amended, canceled or surrendered without the express written consent of Lender, which consent shall not be unreasonably withheld.

9.
No Obligation to Cure/Foreclose.  Nothing contained herein commits or obligates Lender to cure any default or take any action to foreclose under the Leasehold Mortgage.  Until such time as Lender notifies Landlord in writing that Lender has taken possession of the Leased Premises, Lender shall have no liability to Landlord under the Lease or with respect to the Leased Premises, and then only for such period of time as Lender occupies the Leased Premises or otherwise exercises the rights of Borrower under the Lease.  Any such liability of Lender shall cease upon an assignment or other transfer by Lender of its rights under the Lease to a third party.

10.
Insurance.  Any proceeds of condemnation or the exercise of eminent domain, or any proceeds of property casualty insurance policies, which may otherwise be payable to Borrower under the terms of Lease, or any decree or judgment, or any insurance policy, or otherwise, shall be made payable solely to Lender or its nominee.

11.
Restoration.  In the event of the enforcement of any of Lender’s rights or remedies under the Leasehold Mortgage, Lender agrees to repair and restore, at its sole cost and expense, the Leased Premises to the condition as existed prior to the exercise of such rights, provided that Lender has no obligation to replace any items removed by Lender in accordance with the terms hereof.

12.
Sale or Transfer of Lease. Notwithstanding anything contained herein to the contrary, except for a sale or assignment to Lender or its nominee whereby Lender or its nominee holds the Lease for no more than six (6) months, Lender shall not sell or otherwise transfer the Lease without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that no such consent of Landlord shall be required in the event the assignee has a net worth equal to or greater than that of the Borrower at the time of the execution of this Agreement and a reputation similar to that of Borrower.

13.
Fee Mortgage.  Subject to the rights of Borrower and Lender not to be disturbed as provided above nothing contained in this Release shall restrict or otherwise inhibit Landlord’s lender’s right, if any, to foreclose any fee mortgage encumbering the Leased Premises.

14.	Counterparts. This Release may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument.

15.
Extensions.  This Agreement shall remain effective notwithstanding any subsequent amendment, extension or refinancing of any of the Bank Obligations or any amendment, supplement, modification, extension or termination of any mortgage, assignment or other document, instrument or agreement between or among Borrower and Lender.

16.	Reliance. Landlord understands that Lender is relying on the agreements, representations and warranties contained in this Agreement in extending certain credit facilities to Borrower.

17.
Binding Nature.  This instrument shall be binding upon Landlord, its, his or her heirs, personal representatives, successors and assigns and shall inure to the benefit of Lender and its successors and assigns.

18.
Notices.  All notices to be given Lender shall be given to Lender at the following address:  Univest National Bank and Trust Co., P.O. Box 64197, Souderton, PA  18964 Attention:  William D. Maeglin, Executive Vice President.

IN WITNESS WHEREOF, Landlord has executed this Agreement effective the day and year first above written.

LANDLORD:

ATTEST:

By:	By:
Name:	Name:
Title:	Title:

(CORPORATE SEAL)

LENDER:

UNIVEST NATIONAL BANK AND TRUST CO.

Attest:	By:
William D. Maeglin, Executive Vice President

AGREED TO AND ACCEPTED BY:

BORROWER:

By:	By:
Name:	Name:
Title:	Title:

(CORPORATE SEAL)

COMMONWEALTH OF PENNSYLVANIA	:
SS
COUNTY OF ____________________	:

On this, the ________ day of ____________________, 2009, before me, a Notary Public, the undersigned officer, personally appeared __________________, and that he, being authorized to do so, executed the foregoing instrument for the purposes therein contained on behalf of ________________________.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Notary Public

COMMONWEALTH OF PENNSYLVANIA	:
SS
COUNTY OF ____________________	:

On this, the ________ day of ____________________, 2009, before me, a Notary Public, the undersigned officer, personally appeared William D. Maeglin, who acknowledged himself to be the Senior Vice President of UNIVEST NATIONAL BANK AND TRUST CO., and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Notary Public

COMMONWEALTH OF PENNSYLVANIA	:
SS
COUNTY OF ____________________	:

On this, the _____ day of _____________, 2008, before me, a Notary Public, the undersigned officer, personally appeared ___________, who acknowledged himself to be the ______________ of the general partner of ________________, a Pennsylvania limited partnership, and that he, as such officer, being authorized to do so, executed the same for the purposes therein.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

EXHIBIT “S”

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